Exhibit 21.1
                       LITCHFIELD FINANCIAL CORPORATION
                             List of Subsidiaries


    Name and Doing Business As                       Incorporation        D/B/A
    ---------------------------                      --------------       -----
    Litchfield Financial Corporation                  Massachusetts        None
    Litchfield Mortgage Securities Corporation        Massachusetts        None
    Litchfield Mortgage Securities Corporation 1992-2 Massachusetts        None
    Taconic Financial Services Corporation             Vermont             None
    Litchfield Mortgage Securities Corporation 1994   Delaware             None
    Litchfield Residual Securities Corporation        Delaware             None
    Stamford Asset Recovery Corporation               Delaware             None
    Stamford Business Credit Corporation              Delaware             None
    Litchfield Timeshare Securities Corporation 1995  Delaware             None
    LTSC Real Estate Asset Corporation                Delaware             None
    Litchfield Capital Corporation 1996               Delaware             None
    Green Mountain Funding  Corporation               Delaware             None








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